UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 10, 2017

(Date of Report (date of earliest event reported)

Rimini Street, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37397	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671

(Registrant’s telephone number, including area code)

GP Investments Acquisition Corp.

150 E. 52nd Street, Suite 5003, New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On October 10, 2017, the registrant consummated the previously announced business combination with GP Investments Acquisition Corp. (“GPIA”) pursuant to the Agreement and Plan of Merger, dated as of May 16, 2017 (as amended, the “Merger Agreement”), as amended by Amendment No. 1 thereto, dated June 30, 2017, in each case, by and among GPIA, Let’s Go Acquisition Corp. (“Let’s Go”), a wholly-owned subsidiary of GPIA, Rimini Street, Inc. (“Rimini Street”), and, solely in his capacity as the initial Holder Representative (as defined in the Merger Agreement) for the limited purposes set forth therein, the person specified as such in the Merger Agreement, and approve the transactions contemplated by the Merger Agreement. In connection with the closing of the transactions, Let’s Go was merged into Rimini Street, with Rimini Street surviving, and in a second merger as part of the same overall transaction Rimini Street was subsequently merged into GPIAC. Upon consummation of the transactions, GPIA changed its name to “Rimini Street, Inc.” (“RMNI”).

As of the open of trading on October 11, 2017, the common stock, warrants and units of RMNI will begin trading today on the NASDAQ Capital Market as “RMNI,” “RMNIW” and “RMNIU,” respectively.

On October 11, 2017, RMNI issued a press release announcing the completion of the transactions, a copy of which is furnished as Exhibit 99.1 hereto. Any additional information relating to the transaction required by other items of Form 8-K will be filed in a separate Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

October 11, 2017	By:	/s/ Seth A. Ravin
		Name:	Seth A. Ravin
		Title:	Chief Executive Officer